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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-k

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)  September 30, 2005

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                  1-11596            58-1954497
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    (State or other jurisdiction      (Commission         (IRS Employer
         of incorporation)            File Number)     Identification No.)

1940 N. W. 67th Place, Suite A, Gainesville, Florida         32653
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      (Address of principal executive offices)             (Zip Code)

        Registrant's telephone number, including area code (352) 373-4200

                                 Not applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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SECTION 8 - OTHER EVENTS
ITEM - 8.01 OTHER EVENTS

         On September 30, 2005, the Company received from Capital Bank GRAWE Gruppe, AG, a notice dated September 26, 2005, to convert the 2,500 issued and outstanding shares of the Company's Series 17 Class Q Convertible Preferred Stock. Pursuant to the terms of the Series 17 Preferred Stock, the conversion resulted in the issuance of 1,666,667 shares of the Company's common stock, $.001 par value ("Common Stock") to Capital Bank, as agent for certain of its investors. The final dividend due on the Series 17 Preferred Stock of approximately $30,000 for the period from July 1, 2005 through the conversion date will be paid in October 2005.

         After conversion of the Series 17 Preferred Stock, Capital Bank owns of record, as agent for certain investors, 6,425,375 shares of Common Stock, or 14.4% of the Company's issued and outstanding Common Stock as of September 30, 2005, and 2,659,807 shares that Capital Bank has the right to acquire, as agent for certain investors, under certain Warrants. The Warrants are exercisable at an exercise price of $1.75 per share of Common Stock. If Capital Bank were to exercise all of the warrants, Capital Bank would hold, as agent for certain investors, 9,085,182 shares or 19.2% of the Company's Common Stock, as of September 30, 2005.

         Capital Bank has advised the Company that it is a banking institution regulated by the banking regulations of Austria, which holds shares of the Company's Common Stock and rights to acquire Common Stock only as agent on behalf of numerous Capital Bank investors. Capital Bank has represented that all of its investors are accredited investors under Rule 501 of Regulation D promulgated under the Act. In addition, Capital Bank has advised the Company that none of its investors beneficially own more than 4.9% of the Company's Common Stock. Capital Bank has further informed the Company that its clients (and not Capital Bank) maintain full voting and dispositive power over such shares. Consequently, Capital Bank has advised the Company that it believes it is not the beneficial owner, as such term is defined in Rule 13d-3 of the Exchange Act, of the shares of Common Stock registered in the name of Capital Bank because it has neither voting nor investment power, as such terms are defined in Rule 13d-3, over such shares. Capital Bank has informed the Company that it does not believe that it is required (a) to file, and has not filed, reports under Section 16(a), or (b) to file either Schedule 13D or Schedule 13G in connection with the shares of Common Stock registered in the name of Capital Bank.

         Because Capital Bank (a) has advised the Company that it holds the Common Stock as a nominee only, that it does not exercise voting or investment power over the common stock held in its name, and that no one such investor of Capital Bank holds more than 4.9% of our issued and outstanding Common Stock;
(b) has no right to, and is not believed to possess the power to, exercise control over the Company's management or its policies; (c) has not nominated, and has not sought to nominate, a director to the Company's board; and (d) has no representative serving as an executive officer of the Company, we do not believe that Capital Bank is an affiliate of the Company.

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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

         Exhibit Number   Description
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              99.1        Press release dated October 5, 2005


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PERMA-FIX ENVIRONMENTAL
                                             SERVICES, INC.

                                             By: /s/ Richard T. Kelecy
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                                                 Richard T. Kelecy
                                                 Chief Financial Officer

Dated:  October 6, 2005